Exhibit 32.1
The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Western Digital Corporation specifically incorporates it by reference.
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Western Digital Corporation, a Delaware corporation (the “Company”), hereby certifies that, to his knowledge:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 27, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 29, 2013

/s/ STEPHEN D. MILLIGAN
Stephen D. Milligan
President and Chief Executive Officer